Exhibit 99.1

BurgerFi Sets Fourth Quarter and Full Year 2020 Conference Call for Wednesday, April 14, 2021, at 8:30 a.m. ET

PALM BEACH, FL – April 9, 2021 – BurgerFi International Inc. (Nasdaq: BFI, BFIIW) (“BurgerFi” and/or the “Company”), one of the nation’s fastest-growing premium fast-casual concepts and QSR’s 2020 Breakout Brand of the Year known for its better burgers, will conduct a conference call on Wednesday, April 14, 2021, at 8:30 a.m. Eastern time to discuss its financial results for the fourth quarter and full year ended December 31, 2020. The company will report its financial results in a press release prior to the conference call.

BurgerFi’s management will host the conference call, followed by a question-and-answer session.

Date: Wednesday, April 14, 2021

Time: 8:30 a.m. Eastern time

Toll-free dial-in number: 1-833-693-0539

International dial-in number: 1-661-407-1580

Conference ID: 9475334

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the BurgerFi website at ir.burgerfi.com.

A replay of the conference call will be available after 11:30 a.m. Eastern time on the same day through April 28, 2021.

Toll-free replay number: 1-855-859-2056

International replay number: 1-404-537-3406

Replay ID: 9475334

About BurgerFi International

Established in 2011, BurgerFi is among the nation’s fastest-growing better burger concepts with approximately 119 BurgerFi restaurants domestically and internationally. The concept is chef-founded and is committed to serving fresh food of transparent quality. BurgerFi uses 100% American angus beef with no steroids, antibiotics, growth hormones, chemicals or additives. BurgerFi’s menu also includes high quality wagyu beef, antibiotic and cage-free chicken offerings, fresh, hand-cut sides and custard shakes and concretes. BurgerFi was named QSR Magazine’s Breakout Brand of 2020, placed in the top 10 on Fast Casual’s Top 100 Movers & Shakers list in 2020, was named “Best Burger Joint” by Consumer Reports and fellow public interest organizations in the 2019 Chain Reaction Study, listed as a “Top Restaurant Brand to Watch” by Nation’s Restaurant News in 2019, included in Inc. Magazine’s Fastest Growing Private Companies List, and ranked on Entrepreneur’s 2017 Franchise 500. To learn more about BurgerFi or to find a full list of locations, please visit www.burgerfi.com. Download the BurgerFi App on iOS or Android devices for rewards and ‘Like’ BurgerFi on Facebook or follow @BurgerFi on Instagram and Twitter. BurgerFi® is a Registered Trademark of BurgerFi IP, LLC, a wholly-owned subsidiary of BurgerFi.

Investor Relations Contact:

Gateway Investor Relations

Cody Slach or Cody Cree

(949) 574-3860

BFI@gatewayir.com

Company Contact:

BurgerFi International, Inc.

Ashley Spitz, IR@burgerfi.com

Media Relations Contact:

Quinn PR

Laura Neroulias, LNeroulias@quinn.pr